Exhibit 99.1

FOR IMMEDIATE RELEASE
Wyndham Worldwide Completes Purchase of U.S. Franchise Systems
PARSIPPANY, N.J. (July 21, 2008) — Wyndham Worldwide Corporation (NYSE: WYN) today announced it has completed the acquisition of U.S. Franchise Systems, Inc. and its Microtel Inns & Suites® and Hawthorn Suites® hotel brands from a subsidiary of Global Hyatt Corporation for a purchase price of $131 million. The transaction is expected to be slightly accretive to earnings in 2008.
The addition of Microtel Inns & Suites, a chain of 298 all-new-construction economy hotels with 35 more under construction, and Hawthorn Suites, a chain of 91 all-suites, extended-stay hotels, expands the Wyndham Hotel Group system to 12 brands that encompass nearly 7,000 hotels on six continents.
“This acquisition is a great fit for Wyndham Worldwide,” said Stephen P. Holmes, Wyndham Worldwide chairman and chief executive officer. “It further leverages our franchise system, gives us more avenues to grow domestically and internationally, and advances our strategic goal of growing Wyndham Hotel Group’s contribution to our overall profitability.”
Steven A. Rudnitsky, Wyndham Hotel Group president and chief executive officer, added that “the acquisition of these two highly regarded brands builds on our company’s track record of acquiring brands and delivering added value to our franchisees through the many economies of scale offered by our global franchise platform.”
In welcoming Microtel and Hawthorn Suites franchisees, he said “the brands will be integrated while preserving the culture, systems and philosophies on which they were established and built.” Rudnitsky noted that Microtel has been ranked number one in guest satisfaction in their segment by J.D. Power and Associates for the last six years, adding: “We are eager to share best practices.”
Roy E. Flora, executive vice president and chief operating officer of U.S. Franchise Systems, added that U.S. Franchise Systems “greatly anticipates the opportunity of working together as one team to add the Microtel and Hawthorn Suites brands to the Wyndham portfolio of hotels. As part of the Wyndham Hotel Group we will have access to Wyndham’s resources which will enable us to further enhance the success of our owners and provide the consumer with the highest level of quality accommodations and service. I look forward to leading the continued growth and success of our brands.”

As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands.
Wyndham Hotel Group encompasses more than 6,550 franchised hotels and approximately 551,000 hotel rooms worldwide, not including this acquisition. Group RCI offers its more than 3.6 million members access to more than 67,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of approximately 145 vacation ownership resorts serving over 800,000 owners throughout North America, the Caribbean and the South Pacific.
Wyndham Worldwide, headquartered in Parsippany, N.J., employs more than 33,000 employees globally. More information about Wyndham Worldwide is available at www.WyndhamWorldwide.com.
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FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time Wyndham Worldwide Corporation makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Wyndham Worldwide to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward looking statements include general economic conditions, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel business, the consummation of the transaction discussed in this press release as well as those specified in Wyndham Worldwide’s annual report on Form 10-K, filed Feb. 29, 2008, including under headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for Wyndham Worldwide’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.